UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2005
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Navarre Corporation (the “Company”) intends to file a Form 12b-25 in order to utilize the five calendar-day filing extension for its quarterly report on Form 10-Q permitted under Rule 12b-25 of the Securities Exchange Act of 1934.
As previously disclosed in a Form 8-K filed September 21, 2005, the Company plans to change the accounting treatment of its loans to Mix & Burn, Inc. (“Mix & Burn”) in connection with the application of FASB Interpretation Number (“FIN”) 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN46(R)”), and that such change will result in the amendment of its periodic reports. The Company has recently been provided with financial statements from Mix & Burn that indicate that Mix & Burn’s operating losses from inception through September 30, 2005 were approximately $3.8 million. The Company is in the process of determining the manner in which Mix & Burn’s operating losses will be consolidated into the Company’s financial results during the applicable periods.
Item 9.01. Financial Statements and Exhibits
     On November 8, 2005, Navarre Corporation issued a press release, attached hereto as Exhibit 99.1, announcing that it intends to file a Form 12b-25.
     (c) The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Navarre Corporation, dated November 8, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: November 9, 2005	By:	/s/ ERIC H. PAULSON
	Name:	Eric H. Paulson
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Navarre Corporation, dated November 8, 2005.